Exhibit 10.1

The confidential portions of this exhibit, which have been removed and replaced with an asterisk, have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 and Rule 24b-2.

                                     Battery

                                Supply Agreement

                             Wilson Greatbatch Ltd.

                                        &

                    Cardiac Pacemakers, Inc. d/b/a "Guidant"

                                April 10th, 2003

                                Table of Contents

Section           Title

I                 Contract Period

II                Contract Terms

III               Continuity of Supply

IV                Purchase Specification Changes

V                 Price

VI                Lead Time

VII               Forecast Planning

VIII              Cancellation Charges

IX                Safety Stock

X                 Warranty, Indemnity and Liability Limitation

XI                Confidentiality

XII               Custom Battery Development Charges

XIII              Miscellaneous

THIS AGREEMENT, effective the 1st day April 2003, is between Wilson Greatbatch Ltd. (WGL), a New York Corporation located at 10,000 Wehrle Drive, Clarence, New York, 14031, ("SELLER") and Cardiac Pacemakers, Inc., d/b/a "Guidant", ("BUYER" or "Guidant") a Minnesota Corporation, located at 4100 Hamline Avenue North, St. Paul, Minnesota 55112.

Whereas BUYER wished to purchase battery material/components for its use in medical devices; and

Whereas SELLER agrees to manufacture/provide such battery materials/components in accordance with BUYER's specifications, delivery schedules and other requirements referenced in the AGREEMENT;

NOW, THERFORE, SELLER and BUYER hereby agree as follows:

I.    CONTRACT PERIOD:

      This agreement shall remain in effect from the effective date (April 1, 2003) through December 31, 2006. This agreement may be renewed from year to year after the initial term with the mutual agreement of both parties.

      For the purpose of calculating annual volumes during year one of this AGREEMENT, the period is January 01, 2003 through December 31, 2003.

II.   CONTRACT TERMS:

      A. Guidant may terminate this agreement at any time after December 2004 with one (1) year written notice to WGL. This notice of cancellation, for early termination purposes, must occur no later than one (1) year prior to originally scheduled expiration of agreement.

      B. In the event of early termination by Guidant, WGL will invoice Guidant for all accumulated engineering and tooling expenses incurred on any custom battery model up to the date the termination letter is received by WGL. All unique component parts for any custom battery model will be forwarded to Guidant and invoiced at aggregate cost. Guidant will be responsible for paying for all work-in-process
            (WIP) costs and all finished goods inventory specific to Guidant custom designs or unique materials.

      C. In the event of early termination, WGL will dispose of all in-house tooling for any Guidant custom cell under the auspices of Guidant representatives. This will be done to ensure that financially shared tooling between Guidant and WGL will not be used for the manufacture of another customer's battery, and custom tool designs will not be used by any other battery manufacturer.

      D. This agreement may not be modified, changed or terminated orally. No change, modification, addition, or amendment shall be valid unless in writing indicating intent to modify this agreement and signed by an authorized officer of each party.

III.  CONTINUITY OF SUPPLY:

      A. In the event WGL experiences a major catastrophe that would prohibit the shipment of implantable lithium, silver vanadium oxide or carbon monofluoride power sources, WGL will immediately notify Guidant of the nature of the problem and begin discussions on the length of time that shipments will be delayed. If the delay will significantly impact Guidant's supply of product to the field, Guidant and WGL will immediately enter into negotiations for the following:

            1. The transfer of tooling used on Guidant models to another lithium battery manufacturer, and

            2. If a technology transfer is required, the cost for such a technology transfer will be negotiated at the time of the catastrophe.

      B. WGL must give Guidant (2) year's prior written notice of any intent to discontinue supply of implantable power sources to Guidant, but WGL shall not be bound after December 31, 2006 to the pricing set forth in Article lV.

IV.   PURCHASE SPECIFICATION CHANGES:

      Guidant/- CRM or WGL may propose changes to purchase specifications. Proposed changes must be in writing. After review of the proposed changes the recipient will respond in writing regarding any clarification, exceptions or concurrence. The effective date will occur after both parties in writing mutually agree to the proposed change. Guidant "Supplier Request/Notification for Change Form" must be filled out prior to making the proposed change, Form # 5374-0140.

V.    PRICE:

      Prices per model will be as called out on the purchase order based on anticipated annual volumes. Prices are in effect for the original contract period, April 01, 2003 through December 31, 2006. Where pricing is specified in A, B and C below on an annual forecast volume by Guidant, and the minimum volume requirements for that pricing level are not achieved, WGL will back-bill Guidant for the difference in price between the volume levels. Payment terms are net 30, FOB Clarence, New York.

      A.    Lithium Iodine Pacemaker Batteries:

            1. Pricing for all lithium iodine cells, existing models greater than 1,000 units calendar year annual quantity, is * . This is contingent upon


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

                  Guidant placing a blanket order for a minimum quantity of * lithium iodine Insignia batteries consisting of any model combination of models 9840, 9841 or 9842, to be delivered over a three year period (2003, 2004, 2005).

            2. A minimum quantity of * Insignia cells (any model combination) must ordered for delivery in 2003. The * cells include cells shipped in 2003 prior to execution of this contract.

            3. Insignia cells shipped in 2003 prior to the effective date of this contract will remain at their shipped price at the time of shipment.

            4. Should Guidant take delivery of * lithium iodine Insignia cells (any model combination) before the 30th of September 2005, pricing for all lithium iodine cells (existing models greater than 1,000 units annual quantity) would be reduced to
                  * for future orders through the termination of this agreement.

      B. SVO Multiplate Defibrillator Batteries -- Includes all models except Frontier design.

                         SVO Basic Cell Pricing Schedule

            --------------------------------------------------------------------
                       Units/Year                          Price
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------

            1. SVO "Units per Year" determined by battery model on a calendar year basis.

            2. Pricing applies to current technologies referred to as High Temperature Pressed Powder / High Temperature Sheet (HTPP/HTS).

            3.    Pricing applies to current shape factor designs.

            4. Price premiums based upon shape and/or terminal modification complexity apply; current designs are grandfathered.

      C. Frontier Cell Pricing:

                      Frontier Cell Pricing Schedule (SVO)

                       Units/Year                          Price
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------


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

            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------

            1. Frontier "Units per year' determined by battery model on a calendar year basis.

            2.    Pricing applies to current technology (HTPP/HTS).

            3. Price premiums based upon shape and/or terminal modification complexity apply.

            D.    Carbon Monofluoride Pricing (CFx):

                     Carbon Monofluoride Basic Cell Pricing

            --------------------------------------------------------------------
                       Units/Year                          Price
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------
                           *                                 *
            --------------------------------------------------------------------

            1. CFx "Units per Year' include all models on a calendar year basis.

            2. CFx pricing shown above is for stainless steel encased, single cathode plate construction cells only.

            3. Price premiums based upon shape and/or terminal modification complexity apply.

VI.   LEAD Time for Production Cells:

                                 Cell Lead Time

            --------------------------------------------------------------------
                       Lithium Iodine                      8 Weeks ARO
            --------------------------------------------------------------------
                  Silver Vanadium Oxide (SVO)              8 Weeks ARO
            --------------------------------------------------------------------
                     Frontier Cells (SVO                   8 Weeks ARO
            --------------------------------------------------------------------
                  Carbon Monofluoride (CFx)                8 Weeks ARO
            --------------------------------------------------------------------

      Note. WGL will notify Guidant in writing of any changes to these standard lead times.

VII.  FORECAST PLANNING:

      Guidant will provide two (2) months firm orders and an additional four (4) months forecast stating anticipated needs. This will provide WGL with a total of six (6) months projected requirements for planning purposes at all times. A new firm order requirement and the next month forecasted quantity will be provided each succeeding month.

      For planning purpose only, Guidant will provide WGL with an annual quantity forecast by model for the upcoming calendar year no later than the 15th of November of each calendar year. Guidant will not be bound by these quantities.

VIII. CANCELLATION CHARGES:

      In the event that Guidant cancels a purchase order inside agreed upon lead-time, Guidant will be responsible for all finished product, WIP and raw components. In the event that Guidant cancels a purchase order outside of agreed upon lead-time, Guidant and WGL will negotiate resulting costs.

IX.   SAFETY STOCK:

      Pending execution of a Kanban Agreement, WGL agrees to carry completed cells in inventory to mitigate schedule increases inside lead-time. WGL agrees to hold one months' forecast production of selected high run battery models in the terminated and ready to ship condition. Any safety stock level beyond one months' production will be negotiated at time of purchase order placement. The model number/part number and quantity will be specified on a cell-by-cell basis as required by Guidant and agreed upon by WGL. The model numbers and quantities will be subject to modification based on Guidant's forecast and called out on the purchase order and reviewed, at a minimum, quarterly. Guidant agrees to financial responsibility for all completed inventory levels as specified on each purchase order. In the event of battery obsolescence due to a sudden Guidant product ramp down, Guidant agrees to take and/or pay for safety stock inventory before product ages six months from activation (pour date).

X.    WARRANTY INDEMNITY AND LIABILITY LIMITATION:

      See attached Warranty Form (Attachment A).

XI.   CONFIDENTIALITY:

      Notwithstanding anything to the contrary contained in this agreement, neither party may initiate or make any public announcement or other disclosure concerning the terms and conditions or the subject matter of this agreement to any third party without prior written approval of the other party except as may be required by law. In those circumstances where either party believes that any such disclosure is required by law, it shall (a) notify the other party on a timely basis in advance and (b) use its best efforts to seek confidential treatment of the material provisions of this agreement, to the greatest extent permitted by law.

      Note: Both parties have signed a Bi-Lateral Non disclosure Agreement Dated January 1990 and a Confidential Disclosure Agreement for detailed battery chemistry dated February 1st, 1990.

XII.  CUSTOM BATTERY DEVELOPMENT CHARGES:

      Quoted development process will be individually based on the relative complexity and risk associated with each particular battery design. These charges represent a "not to exceed" price.

      A. WGL will make every effort to deliver "qualified" standard Lithium SVO batteries to Guidant within a (7)-month timeframe, and "qualified" standard Lithium Iodine batteries within five (5) months. Typical development lead-time for Carbon Monofluoride (CFx) batteries is seven (7) months. If Guidant requires a * Ohm load test, CFx development lead-time is * months. Development program start date requires formal approval of all drawings, specifications and receipt by WGL of Guidant purchase order.

      B. WGL will agree to deliver ten (10) mock-up batteries, ten (10) production prototype batteries and five (5) implantable grade batteries to Guidant at "no charge" for every new battery development completed during the time period of this agreement.

      C. The total number of batteries purchased will be included in the volume for any specific period to achieve the period pricing schedule.

      D. Should development work be terminated at any time during the contract period, development charges paid up to an including the point of termination will not be refunded.

      E.    Net 30 day terms will apply for all tooling and engineering charges.

      F. Development Pricing for custom Lithium Iodine Batteries (Pacemaker Applications):

            1. Shapes with thicknesses greater than 4mm and use standard seal technology:

                        * upon submission of purchase order.

                        * upon completion of a three (3) month progress report.

                        * upon shipment of prototype batteries.

                        * upon shipment of implantable grade batteries.

                        Development charges are not refundable.

                        Battery shapes will remain proprietary to Guidant.

                        Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.

                        Any term or condition not covered above will be negotiated at the time of order.

                  2. Shapes with thickness of less than 5mm and use nonstandard seal technology:

                        * upon submission of purchase order.

                        * upon completion of a three (3) month progress report.

                        * upon shipment of prototype batteries.

                        * upon shipment of implantable grade batteries.

                        Development charges are not refundable.

                        Battery shapes will remain proprietary to Guidant.

                        Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.

                        Any term or condition not covered above will be negotiated at the time of order.

                  3. Solid Cathode Multiplate Batteries (High Rate Defibrillator Applications):

                        * upon submission of purchase order.

                        * upon completion of three (3) month progress report.

                        * upon shipment of prototype batteries.

                        * upon shipment of implantable grade batteries.

                        Development charges are not refundable.

                        Battery shapes will remain proprietary to Guidant.

                        Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.

                        Any term or condition not covered above will be negotiated at the time of order.

                  4.    Lithium Carbon Monofluoride CFX Batteries:

                        * upon submission of purchase order.

                        * upon completion of three (3) months progress report.

                        * upon shipment of prototype batteries.

                        * upon shipment of implantable grade batteries.

                        Development charges are not refundable.

                        Battery shapes will remain proprietary to Guidant.

                        Price per battery will be in accordance with standard pricing in effect at time of delivery. In the event that WGL does not meet committed delivery dates resulting in delivery in a new calendar year, prices will remain as agreed upon for original delivery date.

                        Any term or condition not covered above will be negotiated at the time of order.

                  5. Batteries for Other Applications will be quoted on an Individual Basis.

XIII. MISCELLANEOUS:

      A. This agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Minnesota.

      B. Either party may assign this agreement to an entity. which acquires, directly or indirectly, substantially all of the assets or merges with it. Except as set forth herein, neither this agreement nor any rights hereunder, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. Subject to the above, this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties here to.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives.

BUYER:                                         SELLER:

CARDIAC PACEMAKERS, INC.                       Wilson Greatbatch LTD.

By: /s/ Lee Sparks                             By: /s/ Robert Rusin
   ------------------------                        ----------------------

Title: Director Supplier Development           Title: Vice President Marketing/
       ----------------------------                   Sales
                                                      -------------------------

Date: 4/11/03                                  Date: 10 April 2003
      ----------------------                         ------------------------

                                  Attachment A

                              WLSON GREATBATCH LTD.

                  PRODUCTS WARRANTY AND LIMITATION OF LIABILITY

--------------------------------------------------------------------------------

                                    WARRANTY

WGL warrants that each battery product manufactured by WGL and delivered to the user (a) shall meet the WGL specifications for such battery product and (b) shall be free of defects in material and workmanship for a period of twelve (12) Months from the date of manufacture.

WGL's sole obligation under this Warranty is the repair or replacement, at its election, of any battery cell or pack in place of any such product which is found upon WGL's or Guidant's inspection, to be detective in material or workmanship during the period prescribed above. Such product will be repaired or replaced without charge to Guidant provided that,(1) prior written approval is required before returning any product, (2) freight to WGL shall be prepaid, and
(3) any product return sent to WGL without prior written approval will be returned to the sender, freight collect.

This Warranty does not apply to depletion, wear and/or any failure occurring as a result of any of the following: normal use, abuse, misuse, any alteration or modification made to the product without express written consent of WGL, attempted disassembly, neglect, improper installation, or any other use inconsistent with the specifications or warnings or recommended operating practices specific to the battery product.

THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES (EXCEPT OF TITLE), EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

--------------------------------------------------------------------------------

                             LIMITATION OF LIABILITY

THE REMEDIES OF THE USER IN THE WARRANTY SET FORTH ABOVE ARE EXCLUSIVE, AND THE TOTAL LIABILITY OF WGL AND/OR ANY WGL DISTRIBUTOR WITH RESPECT TO PRODUCT SOLD TO THE USER, IN CONNECTION WITH THE PERFORMANCE THEREOF, OR FROM THE SALE, DELIVERY, INSTALLATION OR REPAIR COVERED BY OR FURNISHED UNDER ANY SALE TO THE USER WHETHER BASED ON CONTRACT, WARRANTY, INDEMNITY, STRICT LIABILITY, OR OTHERWISE, SHALL NOT EXCEED THE PURCHASE PRICE OF THE

BATTERY OR WGL BATTERY ASSEMBLY UPON WHICH SUCH LIABILITY IS PLACES.

WGL, ITS SUPPLIERS, AND ITS DISTRIBUTORS SHALL IN NO EVENT BE LIABLE TO THE USER, OR TO ANY SUCCESSOR IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE THEREOF, RELATING TO THE SALE OF ANY WGL PRODUCT FOR ANY CONSEQUENTIAL. INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF SUCH SALE OR ANY DEFECTS IN, OR FAILURE OF, OR MALFUNCTION OF THE PRODUCT UNDER SUCH SALE INCLUDING BUT NOT LIMITED TO, DAMAGES BASED UPON LOSS OF USE, LOST PROFITS OR REVENUE, INTEREST, LOST GOODWILL, INCREASED EXPENSES AND/OR CLAIMS OF CUSTOMERS OF THE USER, WHETHER OR NOT SUCH LOSS OR DAMAGE IS BASED ON CONTRACT, WARRANTY, INDEMNITY, STRICT LIABILITY OR OTHERWISE. THE LIMITATION OF LIABILITIES SET FORTH ABOVE SHALL NOT APPLY TO ANY INTENTIONALLY WRONG ACT BY WGT.

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